SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                 ___________________



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
           July 31, 1995


                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

          1148 Broadway Plaza, Tacoma, Washington              98402
          (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901

          Item 5.  Other Events

               On June 30, 1995, The Hillhaven Corporation (the "Company") acquired Nationwide Care, Inc. ("Nationwide") and its affiliated corporations and partnerships in a transaction accounted for as a pooling of interests through (i) a share exchange between the Company and Nationwide, Phillippe Enterprises, Inc. and Meadowvale Skilled Care Center, Inc., (ii) the assignment of all of the outstanding partnership interests in Camelot Care Centers to Nationwide and (iii) the assignment of all of the outstanding limited partnership interests in Evergreen Woods, Ltd. to the Company's wholly owned subsidiary, First Healthcare Corporation (the "Share Exchange") pursuant to the Amended and Restated Agreement and Plan of Share Exchange and Agreements to Assign Partnership Interests, executed on April 14, 1995, but dated as of February 27, 1995 by and among the Company, Nationwide, Phillippe Enterprises, Inc., Meadowvale Skilled Care Center, Inc. and Specified Partners of Camelot Care Centers, Evergreen Woods, Ltd., and Shangri-La Partnership (the "Share Exchange Agreement"). Nationwide and the Share Exchange are discussed in greater detail in Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 33-58641), which was filed with the Securities and Exchange Commission (the "Commission") on
          May 19, 1995. This current report is being filed pursuant to the Share Exchange Agreement to publish the combined financial results of the Company and Nationwide as contemplated by the Codification of Financial Reporting Policies of the Securities and Exchange Commission, Section 201.01.


          Item 7. Financial Statements and Exhibits

          (c) The combined results of operations of the Company and subsidiaries (including Nationwide) for the period from July 1 through July 31, 1995 are attached hereto as Exhibit 99.01 and incorporated by this reference.



                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HILLHAVEN CORPORATION



                                             By:  ________________________
                                                  Richard P. Adcock
                                                  Senior Vice President,
                                                   Secretary and General
                                                   Counsel

          Dated: August 30, 1995

                                    EXHIBIT INDEX



          Exhibit 99.01 Consolidated results of operations of The Hillhaven Corporation and subsidiaries for the period from July 1, 1995 through July 31, 1995.